Exhibit 10.4

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is dated as of March 25, 2021, by and among BowX Acquisition Corp., a Delaware corporation (“Acquiror”), [SB WW Holdings (Cayman) Limited][SVF Endurance (Cayman) Limited] (the “Company Stockholder”), and WeWork Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Stockholder is the holder of record and “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act) of such number of shares of Company Capital Stock as are indicated on Schedule I attached hereto (all such shares of Company Capital Stock, together with any shares of Company Capital Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired (including by way of tender offer) by the Company Stockholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, BowX Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), and the Company entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”) pursuant to which, among other transactions, Merger Sub will be merged with and into the Company, with the Company continuing on as the surviving entity and a wholly owned subsidiary of Acquiror on the terms and conditions set forth therein (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

STOCKHOLDER SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. The Company Stockholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Company Stockholder shall be bound by and comply with Sections 6.5 (Acquisition Proposals) and 11.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) the Company

Stockholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 6.5 of the Merger Agreement (other than Section 6.5(i) or Section 6.5(iii) or for purposes of the definition of Acquisition Proposal) also referred to the Company Stockholder.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.1 thereof[, (c) such date and time that the Merger Agreement (including any exhibits, schedules or agreements referred to therein) shall be amended, modified or supplemented without the prior written consent of the Company Stockholder and (d) such date and time that a provision in the Merger Agreement shall be waived by the Company without the prior written consent of the Company Stockholder]1 (the earliest of clauses (a), (b)[, (c) and (d),] the “Expiration Time”), the Company Stockholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing shall not prohibit Transfers between the Company Stockholder and any of its affiliates (and any of the Company Stockholder’s and its affiliates’ respective executive officers and directors), so long as, prior to and as a condition to the effectiveness of any such Transfer, such affiliate or person executes and delivers to Acquiror a joinder to this Agreement in a form reasonably acceptable to such affiliate or person and the Acquiror.

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to the Company Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) the Company Stockholder purchases or otherwise acquires (including by way of tender offer) beneficial ownership of any Subject Shares or (c) the Company Stockholder acquires (including by way of tender offer) the right to vote or share in the voting of any Subject Shares (collectively, the “New Securities”), then such New Securities acquired (including by way of tender offer) or purchased by the Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by the Company Stockholder as of the date hereof.

Section 1.4 Stockholder Agreements. Hereafter until the Expiration Time, the Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the Stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the Stockholders of the Company requested by the Board of Directors of the Company or otherwise undertaken as contemplated by the Transactions, including in the form

[1]	Only included for SB WW Holdings (Cayman) Limited.

attached hereto as Exhibit A (which written consent shall be delivered within [five (5) days]2[forty-eight (48) hours]3, after (x) the Proxy Statement/Registration Statement (as contemplated by the Merger Agreement) has been declared effective and has been delivered or otherwise made available to the stockholders of Acquiror and the Company, and (y) the Company requests such delivery), the Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and the Company Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter): (a) to approve and adopt the Merger Agreement and the Transactions; and (b) against and withhold consent with respect to any merger, purchase of all or substantially all of the Company’s assets or other similar business combination transaction (other than the Merger Agreement and the Transactions). The Company Stockholder hereby agrees that it shall not commit in writing or agree in writing to take any action inconsistent with the foregoing. [For the avoidance of doubt, this Section 1.4 shall have no effect on, or otherwise limit, the Company Stockholder from exercising its rights under Section 1.9.]4

Upon the failure of the Company Stockholder to timely provide its consent or vote its Subject Shares where required by, and in accordance with, this Section 1.4 pursuant to any action by written consent of the stockholders of the Company within the timeframe specified in this Section 1.4 or at any applicable meeting of the stockholders of the Company, the Company Stockholder shall be deemed to have irrevocably granted to, and appointed, the Company, and any designee thereof, and each of them individually, as the Company Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the Company Stockholder’s name, place and stead, to deliver any action by written consent of the stockholders of the Company concerning any of the matters specified in this Section 1.4 or attend any meeting of the stockholders of the Company concerning any of the matters specified in this Section 1.4, to include the Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the stockholders of the Company and to provide consent or vote the Company Stockholder’s Subject Shares [(to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter)]5 in any action by written consent of the stockholders of the Company or at any meeting of the stockholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1.4. The Company Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provision of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

[2]	Only included for SB WW Holdings (Cayman) Limited.
[3]	Only included for SVF Endurance (Cayman) Limited.
[4]	Only included for SB WW Holdings (Cayman) Limited.
[5]	Only included for SB WW Holdings (Cayman) Limited.

Section 1.5 No Challenges. The Company Stockholder agrees not to voluntarily commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person directly and exclusively in connection with the evaluation, negotiation or entry into the Merger Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Company Stockholder from enforcing the Company Stockholder’s rights under this Agreement and the other agreements entered into by the Company Stockholder in connection herewith, including the Company Stockholder’s right to receive the Company Stockholder’s portion of the Aggregate Merger Consideration as provided in the Merger Agreement.

Section 1.6 Affiliate Agreements. The Company Stockholder hereby agrees and consents to the termination of the following agreements, effective as of the Effective Time without any further liability or obligation to the Company, the Company’s Subsidiaries or Acquiror: (i) the Amended and Restated Stockholders’ Agreement, dated as of February 21, 2021 (the “Stockholders’ Agreement”), by and among the Company, the stockholders listed on Schedule A attached thereto, and (with respect to certain specified provisions) Adam Neumann, Miguel McKelvey and The We Company PI L.P.; (ii) the Amended and Restated Registration Rights Agreement, dated as of October 30, 2019, by and among the Company and the stockholders listed on Schedule A attached thereto[; and (iii) the Irrevocable Proxy and Power of Attorney, dated as of February 26, 2021, by and among SoftBank Group Corp., the Company Stockholder, the Company and Jared DeMatteis (in his capacity as officer of the Company) (the “Proxy”)]6.

Section 1.7 Registration Rights Agreement. The Company Stockholder will deliver, substantially simultaneously with the Effective Time, a duly-executed copy of the Amended and Restated Registration Rights Agreement in the form attached as Exhibit C to the Merger Agreement.

Section 1.8 Stockholders Agreement. The Company Stockholder will deliver, substantially simultaneously with the Effective Time, a duly-executed copy of the Stockholders Agreement in the form attached as Exhibit F to the Merger Agreement.

[Section 1.9 Amendments, Termination and Waivers. The Company shall provide the Company Stockholder with at least three (3) business days advance notice in writing of any proposed amendments, modifications or supplements to the Merger Agreement (including any exhibits, schedules or agreements referred to therein), any proposed waivers by the Company under the Merger Agreement or any proposed termination of the Merger Agreement, and the Company shall make its representatives available for the purpose of engaging in discussions with the Company Stockholder regarding any such proposed amendment, modification, supplementation, waiver or termination. The Company and Acquiror acknowledge and agree that any proposed amendment, modification or supplementation of the Merger Agreement (including any exhibits, schedules or agreements referred to therein), any proposed waiver by the Company of the Merger Agreement or any proposed termination of the Merger Agreement, in each case, requires the prior written consent of the Company Stockholder. For the avoidance of doubt, this Section 1.9 shall survive until the Merger is consummated or the Merger Agreement is terminated (in compliance with this Section 1.9).]7

[6]	Only included for SB WW Holdings (Cayman) Limited.
[7]	Only included for SB WW Holdings (Cayman) Limited.

Section 1.10 Further Assurances. The Company Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws) to effect the actions required to consummate the Mergers and the other transactions contemplated by this Agreement and the Merger Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.11 No Inconsistent Agreement. The Company Stockholder hereby represents and covenants that the Company Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Company Stockholder’s obligations hereunder.

Section 1.12 Consent to Disclosure. The Company Stockholder hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of the Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of the Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement[; provided that, to the extent not prohibited by Law, the Company Stockholder and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement/Registration Statement and any Offer Document each time before any such document is filed with the SEC, and Acquiror and the Company (as applicable) shall give reasonable and good faith consideration to any comments made by the Company Stockholder and its counsel]8. The Company Stockholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC), subject to confidentiality obligations that may be applicable to information furnished to the Company or any of the Company’s Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that is subject to attorney-client privilege or similar privilege (provided, that to the extent reasonably possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), to the extent permitted by applicable Law; and provided that, to the extent not prohibited by Law, the Company Stockholder and its counsel shall be given a reasonable opportunity to review such regulatory applications or filings and Acquiror and the Company (as applicable) shall give reasonable and good faith consideration to any comments made by the Company Stockholder and its counsel.

[8]	Only included for SB WW Holdings (Cayman) Limited.

Section 1.13 No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, the Company Stockholder is entering into this Agreement solely in the Company Stockholder’s capacity as record or beneficial owner of Subject Shares and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, director (or person performing similar functions), partner or other Affiliate (including, for this purpose, any appointee or representative of the Company Stockholder to the board of directors of the Company) of the Company Stockholder, solely in his or her capacity as a director or officer of the Company (or a Subsidiary of the Company) or other fiduciary capacity for the Company Stockholder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Stockholder. The Company Stockholder represents and warrants as of the date hereof to Acquiror and the Company as follows:

(a) Organization; Due Authorization. It is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Company Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Company Stockholder. This Agreement has been duly executed and delivered by the Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Company Stockholder, enforceable against the Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Company Stockholder.

(b) Ownership. The Company Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Company Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens (x) pursuant to (i) this Agreement, (ii) the Company’s Amended and Restated Certificate of Incorporation, dated February 26, 2021, or Stockholders’ Agreement, (iii) the Merger Agreement, (iv) any applicable securities Laws, or (v) the Proxy, or (y) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Company Stockholder to perform its obligations under this Agreement or the consummation of the Transactions. The Company Stockholder’s Subject Shares are the only equity securities in the Company owned of record or beneficially by the Company Stockholder on the date of this Agreement, and none of the Company Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Proxy and the Stockholders Agreement. Other than the Company Warrants set forth on Schedule I and the warrants to be issued by Acquiror, the Company Stockholder does not “beneficially own” (within the meaning of Rule 13d-3 of the Exchange Act) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c) No Conflicts. Other than any consents required under the organizational documents of the Company (including the Amended and Restated Stockholders’ Agreement, dated February 26, 2021, and any other similar documents that govern the operations of the Company), the execution and delivery of this Agreement by the Company Stockholder does not, and the performance by the Company Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Company Stockholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon the Company Stockholder or the Company Stockholder’s Subject Shares), in each case, to the extent any such conflict or violation or lack of any such consent, approval or other action would prevent, enjoin or materially delay the performance by the Company Stockholder of its obligations under this Agreement.

(d) Litigation. There are no Actions pending against the Company Stockholder, or to the knowledge of the Company Stockholder threatened against the Company Stockholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Company Stockholder of its obligations under this Agreement.

(e) Adequate Information. The Company Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as the Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Company Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character regarding the subject matter hereof except as expressly set forth in this Agreement. The Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Company Stockholder are irrevocable.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by the Company Stockholder, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgment. The Company Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon the Company Stockholder’s execution and delivery of this Agreement.

Section 2.2 No Other Representations or Warranties of the Company Stockholder. Except for the representations and warranties made by the Company Stockholder in this ARTICLE II, neither the Company Stockholder nor any other Person makes any express or implied representation or warranty to the Company or Acquiror in connection with this Agreement or the Transactions, and the Company Stockholder expressly disclaims any such other representations.

Section 2.3 Representations and Warranties of Acquiror and the Company. Each of Acquiror and the Company represents and warrants as of the date hereof to the Company Stockholder (solely with respect to itself and not with respect to the other) as follows:

(a) Organization; Due Authorization. It is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within its corporate powers and have been duly authorized by all necessary corporate actions on its part. This Agreement has been duly executed and delivered by it and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes its legally valid and binding obligation, enforceable against it in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of Acquiror or the Company (as applicable).

(b) No Conflicts. The execution and delivery of this Agreement by it does not, and the performance by it of its obligations hereunder will not, (i) conflict with or result in a violation of its organizational documents or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any of its binding Contracts), in each case, to the extent any such conflict or violation or lack of any such consent, approval or other action would prevent, enjoin or materially delay its performance of its obligations under this Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of Acquiror, the Company and the Company Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

Section 3.2 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURT, OR IF SUCH COURT SHALL NOT HAVE JURISDICTION, ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE (AND ANY APPROPRIATE APPELLATE COURT THEREFROM) (THE “DELAWARE COURTS”) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE APPLICABLE DELAWARE COURT OR THAT THIS AGREEMENT MAY NOT BE ENFORCED IN OR BY THE APPLICABLE DELAWARE COURT OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 3.6 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Company Stockholder.

Section 3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror:

BowX Acquisition Corp.

2400 Sand Hill Road, Suite 200
Menlo Park, California 94025
Attention:	Vivek Ranadive Murray Rode
Email:	vivek@bowcapital.com murray@bowcapital.com

with a copy to (which will not constitute notice):

Cooley LLP 101 California Street, 5th Floor
San Francisco, California 94111
Attention:	Jamie Leigh Garth Osterman Kevin Cooper
Email:	jleigh@cooley.com gosterman@cooley.com kcooper@cooley.com

If to the Company:

WeWork Inc.
45 W. 18th Street, Floor 6
New York, NY 10011
Attention:	Chief Legal Officer
Email:	legal@wework.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:	Howard L. Ellin C. Michael Chitwood Graham Robinson Laura P. Knoll
Email:	Howard.Ellin@skadden.com Michael.Chitwood@skadden.com Graham.Robinson@skadden.com Laura.Knoll@skadden.com

If to the Company Stockholder:

[SB WW Holdings (Cayman) Limited.][SVF Endurance (Cayman) Limited]

[with a copy to (which will not constitute notice):

Morrison & Foerster LLP
2100 L Street, NW, Suite 900
Washington, DC 20037
Attention:	David Slotkin Omar Pringle
Email:	DSlotkin@mofo.com OPringle@mofo.com][9]

[9]	Only included for SB WW Holdings (Cayman) Limited.

Section 3.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Stockholder, Acquiror, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDER:

[SB WW HOLDINGS (CAYMAN) LIMITED.]
[SVF ENDURANCE (CAYMAN) LIMITED]

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

ACQUIROR:

BOWX ACQUISITION CORP.

By:
Name: Vivek Ranadivé
Title: Chairman and Co-Chief Executive Officer

[Signature Page to Stockholder Support Agreement]

COMPANY:

WEWORK INC.

By:
Name: Jared DeMatteis
Title: Chief Legal Officer and Secretary

[Signature Page to Stockholder Support Agreement]

Exhibit A

Form of Written Consent

ACTION BY CONSENT

OF THE STOCKHOLDERS OF

WEWORK INC.

The undersigned stockholders of WeWork Inc. (the “Company”), collectively holding a majority of the outstanding capital stock of the Company, voting as a single class and on an as converted basis, hereby adopt the following resolutions by consent pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

The Board of Directors of the Company (the “Board”) has determined that it is advisable and fair to, and in the best interests of, the Company and its stockholders to enter into, and has authorized the execution and delivery of, the Agreement and Plan of Merger in the form attached hereto as Exhibit A (the “Merger Agreement”), by and among the Company, BowX Acquisition Corp., a Delaware corporation (“Acquiror”), and BowX Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), and, subject to the adoption of the Merger Agreement by the stockholders of the Company, has approved the consummation of the transactions contemplated by the Merger Agreement.

Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease, and the Company will be the surviving corporation and a wholly owned subsidiary of Acquiror.

The Board has recommended that the Company’s stockholders adopt the Merger Agreement and directed that the Merger Agreement and the transactions contemplated by the Merger Agreement be submitted to the Company’s stockholders for consideration and approval.

The undersigned stockholders hereby consent to the adoption of the Merger Agreement, and the Merger Agreement and the transactions contemplated by the Merger Agreement be, and hereby are, authorized, adopted and approved in all respects.

Each undersigned stockholder acknowledges and agrees that, by signing this Action by Consent, such stockholder irrevocably waives any appraisal or dissenters’ rights such stockholder may have under the DGCL or other applicable law with respect to the Merger Agreement and the transactions contemplated thereby.

[Signature Page Follows]

This Action by Consent may be executed in writing, or consented to by electronic transmission, in any number of counterparts, each of which, when so executed, shall be deemed an original and all of which taken together shall constitute one and the same action.

By:
Name:
Title:

Dated:

Exhibit A

Merger Agreement

[See attached.]

Schedule I

Company Stockholder Subject Shares

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[Schedule I to Stockholder Support Agreement]